UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  December 29, 2011

HydroDynex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-53506

Nevada	20-4903071
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2009 E. 30th Ave., Spokane, WA 99203

(Address of Principal Executive Offices, Including Zip Code)

(702) 722-9496

(Registrant’s Telephone Number, Including Area Code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

ITEMS TO BE INCLUDED IN THIS REPORT

Item 5.07  Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of Hydrodynex, Inc. (the “Company”) was held on December 29, 2011.  Matters submitted to the stockholders and voted upon at the meeting were; (1) election of four members to the Company’s Board of Directors, (2) ratification of the appointment of Li & Company, PC as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012, and (3) to transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.  Each of the director candidates were elected to serve in such capacity until the next annual meeting of the stockholders, and the stockholders ratified the appointment of Li & Company, PC for the 2011 fiscal year.  Final voting results are shown below:

(1)  Election of Directors:

Director Name	Votes For	Votes Against	Withhold
Ronald Kunisaki	1,816,880 (79%)	0	0
Richard Kunisaki	1,816,880 (79%)	0	0
Jerod Edington	1,816,880 (79%)	0	0
Derek Grant	1,816,880 (79%)	0	0

(2)  Ratification of appointment of Li & Company, PC as the independent auditor:

Votes For	Votes Against	Abstains
1,816,880 (79%)	0	0

(3)  To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof:

Votes For	Votes Against	Abstains
1,816,880 (79%)	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APD ANTIQUITIES, INC. (Registrant)

Date: January 4, 2012	By:	/s/ Ronald Kunisaki
Ronald Kunisaki President and CEO